                           ECO SOIL SYSTEMS, INC.
                            10740 THORNMINT ROAD
                         SAN DIEGO, CALIFORNIA 92127


                                                   Dated as of December 21, 1999


TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED ANNEX 1

                             Amendment No. 4 to
                     Note and Warrant Purchase Agreement
                     -----------------------------------

Ladies and Gentlemen:

                  Reference is made to the Note and Warrant Purchase Agreement, dated as of August 25, 1998, as amended by letter agreements dated March 31, 1999, June 30, 1999 and November 12, 1999 (as so amended, the "Note Agreement"), among Eco Soil Systems, Inc., a Nebraska corporation (the "Company"), and Albion Alliance Mezzanine Fund, L.P. and Paribas Capital Funding LLC (collectively, the "Purchasers"). The Purchasers hold 100% of the Notes outstanding under the Note Agreement. Capitalized terms used herein without definition have the meanings specified therefor in the Note Agreement.

                  The Company requests the consent of the Purchasers to certain amendments of the Notes, the Warrants and the Note Agreement, and the Purchasers are willing to consent to such amendments, on the terms and subject to the conditions set forth herein.

                  The parties agree as follows:

                  1. AMENDMENTS. 1.1. AMENDMENT OF SECTION 9.1. Section 9.1 of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                           "9.1. OPTIONAL PREPAYMENTS. The Company may, at its option, upon notice as provided in section 9.4, prepay at any time all, or from time to time any part (in an amount of at least $1,000,000 in the aggregate or an integral multiple of $1,000 in excess thereof) of, the Notes at the principal amount so prepaid, without premium."

                  1.2. AMENDMENT OF SECTION 9.3. Section 9.3 of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                             "9.3. PREPAYMENT PREMIUM. Except as may otherwise be provided for in sections 9.2 and 11, no premium shall be due and payable by the Company upon the prepayment of the Notes."

                  1.3. AMENDMENT OF SECTION 9.8. Section 9.8 of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                           "9.8. MANDATORY PREPAYMENT UPON SALE OF EQUITY. In the event that at any time there shall be Equity Proceeds, the Company shall give prompt written notice thereof to each holder of the Notes, by facsimile transmission or registered mail (and shall confirm such notice by prompt telephonic advice to an investment officer of each such holder). The Company shall promptly (but in no event later than five days after the Company's receipt thereof) apply such Equity Proceeds to the prepayment of the Notes, at the principal amount so prepaid, together with interest on such principal amount accrued to such date, in accordance with the following:

                           "(a) the first $7,500,000 of any of such Equity
                  Proceeds received by the Company after December 21, 1999 shall be applied by it to the prepayment of the Notes and accrued interest thereon;

                           "(b) the Company may retain the next $2,500,000 of
                  Equity Proceeds it receives; and

                           "(c) the Company shall apply 50% of all Equity
                  Proceeds it receives after the first $10,000,000 to the prepayment of the Notes and accrued interest thereon.

         "In the event that there shall have been a partial prepayment of the Notes under this section 9.8, the Company shall promptly give notice to the holders of the Notes, accompanied by an Officers' Certificate setting forth the principal amount of each of the Notes that was prepaid and specifying how each such amount was determined."

                  1.4. AMENDMENT OF SECTION 10.1. Section 10.1 is hereby amended by adding at the end of the first paragraph thereof the following new sentence:

         "References herein to section 10.2 shall be interpreted to be references to section 10.2 as in effect prior to the amendments contained in Amendment No. 4."

                  1.5. AMENDMENT OF SECTIONS 10.2(a), (b) AND (c). Section 10.2(a), (b) and (c) of the Note Agreement are hereby amended and restated to read in their entirety as follows:

                           "10.2. FINANCIAL COVENANTS. (a) LIMITATION ON SENIOR SECURED FUNDED DEBT. The Company will not permit the ratio of (i) Senior Secured Funded Debt as of each date listed in the table below, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date, to be greater than the ratio set forth opposite such date in the table below:

              Quarter End Date                   Ratio
              ----------------                   -----
              September 30, 1998              3.75 to 1.0
              December 31, 1998               3.00 to 1.0
              March 31, 1999                  3.00 to 1.0
              June 30, 1999                   6.50 to 1.0
              September 30, 1999              3.52 to 1.0
              September 30, 2000              7.10 to 1.0
              December 31, 2000               3.00 to 1.0
              March 31, 2001                  2.50 to 1.0
              and thereafter

         "No limitations will be applicable to the quarter-end dates December 31, 1999, March 31, 2000 or June 30, 2000. The limitation applicable to the quarter-end date September 30, 1999, is subject to the waiver granted by Amendment No. 3.

                           "(b) LIMITATION ON TOTAL FUNDED DEBT. The Company will not permit the ratio of (i) total Funded Debt as of each date listed in the table below, to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on such date, to be greater than the ratio set forth opposite such date in the table below:

              Quarter End Date               Ratio
              ----------------               -----
              September 30, 1998          7.00 to 1.0
              December 31, 1998           5.00 to 1.0
              March 31, 1999              5.00 to 1.0
              June 30, 1999               10.55 to 1.0
              September 30, 1999          5.30 to 1.0
              September 30, 2000          11.00 to 1.0
              December 31, 2000           5.00 to 1.0
              March 31, 2001              3.50 to 1.0
              and thereafter

         "No limitations will be applicable to the quarter-end dates December 31, 1999, March 31, 2000 or June 30, 2000. The limitation applicable to the quarter-end date September 30, 1999, is subject to the waiver granted by Amendment No. 3.

                           "(c) MINIMUM INTEREST COVERAGE. The Company will not permit the ratio of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Company ending on each date listed in the table below, to (ii) Interest Expense for such period, to be less than the ratio set forth opposite such date in the table below:

              Quarter End Date                           Ratio
              ----------------                           -----
              September 30, 1998                       1.60 to 1.0
              December 31, 1998                        2.00 to 1.0
              March 31, 1999                           2.50 to 1.0
              June 30, 1999                            1.10 to 1.0
              September 30, 1999                       2.33 to 1.0
              September 30, 2000                       1.25 to 1.0
              December 31, 2000 and thereafter         2.50 to 1.0

         "No limitations will be applicable to the quarter-end dates December 31, 1999, March 31, 2000 or June 30, 2000. The limitation applicable to the quarter-end date September 30, 1999, is subject to the waiver granted by Amendment No. 3."

                  1.6. AMENDMENT OF SECTION 10.2(d). Section 10.2(d) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                           "(d) LIMITATION ON CAPITAL EXPENDITURES. The Company will not make or commit to make any Capital Expenditure if the amount thereof, taken together with all other Capital Expenditures made by the Company during the then fiscal year, would exceed (i) $1,000,000 in the case of fiscal year 2000 and (ii) $17,500,000 in the case of all fiscal years thereafter."

                  1.7. ADDITION OF SECTION 10.2(e). The Note Agreement is hereby amended by adding new section 10.2(e) immediately following section 10.2(d) thereof:

                           "(e) MINIMUM EBITDA. The Company shall not permit Consolidated EBITDA for each of the quarters ending on the dates set forth below to be less than the amount indicated opposite each such date:

              Quarter End Date                          Minimum EBITDA
              ----------------                          --------------
              December 31, 1999                    $        (2,000,000.00)
              March 31, 2000                       $        (2,000,000.00)
              June 30, 2000                        $         2,700,000.00
              September 30, 2000                   $         4,500,000.00
              December 31, 2000                    $         1,000,000.00"

                  1.8. AMENDMENT OF SECTION 10.5. Section 10.5 of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                           "10.5. RESTRICTED PAYMENTS. The Company will not, and will not permit any Subsidiary to, directly or indirectly declare, order, pay, make or set apart any sum or property for any Restricted Payment unless, immediately after giving effect to any such proposed action:

                                    "(a) no condition or event shall exist which
                  constitutes an Event of Default or Potential Event of Default; and

                                    "(b) the aggregate amount of all sums and
                  property included in all Restricted Payments directly or indirectly declared, ordered, paid, made or set apart by the Company during the period from the Closing Date to and including the date of such proposed action shall not exceed 25% (but, in the case of a deficit, 100%) of Consolidated Net Income for such period."

                  1.9. ADDITION OF SECTION 10.18. The Note Agreement is hereby amended by adding new section 10.18 immediately following section 10.17 thereof:

                           "10.18. ISSUANCE OF CONTINGENT SHARES. If the Company shall have failed to prepay the Notes in full, including all accrued interest thereon, on or prior to April 3, 2000, the Company shall issue a number of shares of Common Stock (the "Contingent Shares") equal to X in the following formula (each holder of the Notes to receive its PRO RATA share of such number of shares):

                           "X=[the greater of Y and Z] x (P1/P2)

                           "where

                           "Y=1,000,000 (adjusted for splits, combinations and
                               the like to the date of issuance of the
                               Contingent Shares);

                           "Z=5% of the Common Stock on March 31, 2000,
                                calculated on a fully-diluted basis (giving effect to the issuance of all shares of Common Stock issuable upon the conversion, exchange or exercise of all outstanding securities of the Company convertible into or exchangeable or exercisable for shares of Common Stock);

                        "P(1)=the principal amount of the Notes outstanding on
                                March 31, 2000; and

                        "P(2)=the original principal amount of the Notes."

                  1.10. ADDITION OF SECTION 10.19. The Note Agreement is hereby amended by adding new section 10.19 immediately following new section 10.18:

                           "10.19. SALE OF EQUITY SECURITIES. Without the consent of the holders of at least 60% in principal amount of the Notes at the time outstanding, the Company will not, and will not permit any Subsidiary to, issue or sell any shares of its capital (other than pursuant to the exercise of employee stock options and warrants) or securities convertible into or exchangeable or exercisable for shares of its capital stock, except that any Subsidiary may issue such shares or other securities to the Company. At a minimum (but without limitation), the holders of the Notes will require that, concurrently with the issuance of any such shares or other securities, the Company
         (a) repay the loan outstanding under the Loan and Security Agreement between the Company and Coast Business Credit, (b) pay in advance the interest payment to become due on the Notes on February 25, 2000, and
         (c) pay the fees and disbursements of the Noteholders' special counsel incurred in connection with the transactions contemplated by Amendment No. 3 and Amendment No. 4."

                  1.11. ADDITION OF SECTION 10.20. The Note Agreement is hereby amended by adding new section 10.20 immediately following new section 10.19:

                           "10.20. REGULATED HOLDERS. If any Regulated Holder shall advise the Company that the receipt by such Regulated Holder of Warrant Shares or Contingent Shares, as the case may be, would cause such Regulated Holder to violate any provision of Applicable Law with respect to its ownership of securities of the Company, then at the option of such Regulated Holder (i) the Company shall cooperate in any reasonable efforts by such Regulated Holder to dispose of Warrant Shares or Contingent Shares, as the case may be, to an extent and in a manner sufficient in the written opinion of counsel to such Regulated Holder (which may be internal counsel) to prevent such violation; such efforts to include providing (and authorizing such Regulated Holder to provide) financial and other information concerning the Company to any prospective purchaser of such securities (subject to an appropriate confidentiality agreement); or (ii) the Company shall use its best efforts (including using its best efforts to cause its Certificate to be amended) to create an Equivalent Nonvoting Security with respect to such number of Warrant Shares or Contingent Shares, as the case may be, as such Regulated Holder may specify, and such Regulated Holder shall be entitled to receive upon such exercise or exchange, in lieu of such number of Warrant Shares or Contingent Shares otherwise receivable by such Regulated Holder, the same number of shares or other units of such Equivalent Nonvoting Security."

                  1.12. AMENDMENT TO SECTION 11(c). Section 11(c) of the Note Agreement is hereby amended and restated to read in its entirety as follows:

                           "(c) if the Company shall default in the performance of or compliance with any term contained in sections 10.2, 10.5, 10.7,
         10.18 or 10.19."

                  1.13. ADDITIONAL DEFINITIONS. The following defined terms are hereby added to section 14 of the Note Agreement in the appropriate alphabetical order:

                           "AMENDMENT NO. 3: Amendment No. 3 to this Agreement, dated as of November 12, 1999.

                           "AMENDMENT NO. 4: Amendment No. 4 to this Agreement, dated as of December 21, 1999.

                           "AMENDMENT SHARES: the 402,208 shares of Common Stock issued by the Company to the Noteholders pursuant to section 3.2 of Amendment No. 4.

                           "APPLICABLE LAW: all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to any Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which any such Person is a party or by which any of its assets or properties are bound.

                           "CERTIFICATE: the Articles of Incorporation of the Company, as amended from time to time.

                           "CONTINGENT SHARES: the meaning specified therefor in
          section 10.18.

                           "EQUITY PROCEEDS: as of any date of determination, the aggregate amount of the net cash proceeds received by the Company or any of its Subsidiaries from the sale of shares of its capital stock (other than pursuant to the exercise of employee stock options or warrants) or securities convertible into or exchangeable or exercisable for shares of its capital stock, during the period from the date of Amendment No. 4 to and including the date of determination; PROVIDED, however, that the first $5,000,000 of net cash proceeds received by the Company from the sale of equity securities in compliance with section
         10.19 shall be excluded from any determination of Equity Proceeds.

                           "EQUIVALENT NONVOTING SECURITY: with respect to any security issued or to be issued by any Person, a security of such Person that is identical in rights and benefits to such first security, except that (a) the equivalent security shall not be entitled to vote on any matter on which holders of voting securities of such Person are entitled to vote, other than as required by Applicable Law or with respect to any amendment or repeal of any provision of the Organizational Documents of such Person or any other agreement or instrument pursuant to which the equivalent security was issued which provision specifically affects such equivalent security, (b) subject to such reasonable restrictions as any affected Regulated Holder may request (including any restriction necessary to prevent the violation by such Regulated Holder of any provision of Applicable Law with respect to its ownership of voting securities), the equivalent security shall be convertible on a one-to-one ratio into the first security and
         (c) the terms of the equivalent security shall include such provisions requested by any affected Regulated Holder as are reasonable and equitable to ensure that (i) the equivalent security is treated comparably to the first security with respect to dividends, distributions, stock or unit splits, reclassifications, capital reorganizations, mergers, consolidations and other similar events and transactions, (ii) the conversion right provided in clause (b) above is equitably protected and (iii) the acquisition of the equivalent security will not cause such Regulated Holder to violate Applicable Law.

                           "GOVERNMENTAL AUTHORITY: any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or foreign.

                           "ORGANIZATIONAL DOCUMENTS: with respect to any Person, each instrument or other document that (a) defines the existence of such Person, including its articles or certificate of incorporation or certificate of formation, as filed or recorded with an applicable Governmental Authority or (b) governs the internal affairs of such Person, including its bylaws, operating agreement, regulations or partnership agreement, in each case as amended, supplemented or restated.

                           "OTHER SECURITIES: any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to section 3 of the Warrants or otherwise.

                           "REGULATED HOLDER: any holder (i) that directly, or indirectly because of its ownership by an entity that is subject to Regulation Y, is subject to the provisions of Regulation Y and (ii) that holds shares of Common Stock or Warrants.

                           "REGULATION Y: Regulation Y of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 225, or any successor thereto.

                           "WARRANT SHARES: (a) any shares of Common Stock or Other Securities issued or issuable upon exercise of the Warrants and
         (b) any securities issued or issuable with respect to any Common Stock or Other Securities referred to in subdivision (a) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise."

                  1.14. AMENDMENT OF CERTAIN DEFINITIONS. The following defined terms used in the definition of "Make Whole Premium" are hereby amended and restated to read in their entirety as follows:

                           "CALLED PRINCIPAL: with respect to any Note, the principal of such Note that is declared to be immediately due and payable pursuant to section 11.

                           "SETTLEMENT DATE: with respect to the Called
          Principal of any Note, the date on which such Called Principal is declared to be immediately due and payable pursuant to section 11."

                  1.15. REFERENCES TO "WARRANTS". From and after the effectiveness of this Amendment No. 4 and the execution and delivery of the amended Warrants as contemplated by section 3.1, any reference to the "Warrants" in the Note Agreement shall be deemed to refer to the Warrants as amended pursuant to this Amendment No. 4.

                  1.16. AMENDMENT OF SCHEDULES AND EXHIBITS. Each of Schedules A, C and D and Exhibit B to the Note Agreement is hereby amended and restated to read in its entirety as set forth in Annexes 1, 2, 3 and 4, respectively, attached to this Amendment No. 4.

                  2. REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants that:

                  2.1. ORGANIZATION, STANDING, ETC. The Company and each of its Subsidiaries listed in Annex 2 is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and the Company has all requisite corporate power and authority (a) to own and operate its properties; (b) to carry on its business as now conducted and as proposed to be conducted; (c) to enter into and carry out the terms of this Amendment No. 4; (d) to issue the shares issued or to be issued as contemplated by sections 1.9 and 3.2 of this Amendment No. 4; and (e) to issue, and carry out the terms of, the Warrants (as amended as contemplated hereby).

                  2.2. CAPITAL STOCK AND RELATED MATTERS. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock, par value $.005. After giving effect to the transactions contemplated hereby (but excluding the shares to be issued as contemplated by section 1.9 of this Amendment No. 4), 18,322,963 shares of Common Stock and no shares of Preferred Stock will be issued and outstanding. All of the outstanding shares of capital stock of the Company and each of its Subsidiaries are validly issued, fully paid and non-assessable, and all such shares indicated in Annex 2 as owned by the Company or by any other Subsidiary are so owned beneficially and of record by the Company or by such other Subsidiary free and clear of any Lien except such as are of the character permitted by section 10.3 of the Note Agreement. The shares of Common Stock issuable upon the exercise of the Warrants, as amended as contemplated by this Amendment No. 4, have been duly authorized and validly reserved for issuance upon such exercise and, when so issued, will be validly issued, fully paid and non-assessable. As of the date hereof, the Company will not have outstanding securities convertible into or exchangeable for any shares of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stack, other than those listed on Annex 3.

                  2.3. NO DEFAULTS. As of the date hereof, no condition or event exists which constitutes an Event of Default or Potential Event of Default.

                  3. CONDITIONS TO EFFECTIVENESS. The effectiveness of the waivers, amendments and other agreements contemplated hereby is subject to the fulfillment, to the satisfaction of the Purchasers, of the following conditions:

                  3.1. AMENDED WARRANTS. The Company shall have executed and delivered to each of the Purchasers an amended and restated Warrant, substantially in the form set out in Annex 4 hereto, for the purchase by the Purchasers of an aggregate of 662,461 shares of Common Stock, against surrender by each such Purchaser of the original Warrants for cancellation.

                  3.2. ISSUANCE OF SHARES OF COMMON STOCK. As consideration for the agreement of the Purchasers to amend certain covenants and to forego prepayment premiums and the other agreements of the Purchasers contained herein, the Company shall have issued to each of the Purchasers the number of shares of Common Stock specified opposite such Purchaser's name in Annex 1 attached hereto under the heading "Number of Shares of Common Stock", and the Company shall have delivered to such Purchaser certificates representing such shares.

                  3.3. REGISTRATION RIGHTS AGREEMENT. The Company shall have executed and delivered to each of the Purchasers the Registration Rights Agreement, substantially in the form of Annex 5.

                  3.4. NO DEFAULT. The Company shall have delivered to each of the Purchasers an Officer's Certificate stating that as of the date hereof, and after giving effect to the transactions contemplated hereby, no Event of Default or Potential Event of Default has occurred and is continuing.

                  3.5. CONSENTS, AGREEMENTS. The Company shall have obtained all other consents and waivers necessary in connection with the transactions contemplated hereby, and such consents and waivers shall be in full force and effect on the date hereof. A complete and correct copy of each of such consents and waivers shall have been delivered to the Purchasers.

                  3.6. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as it or they may reasonably request.

                  3.7. OPINION OF COUNSEL. The Purchasers shall have received from Latham & Watkins, counsel for the Company, and from Fitzgerald, Schorr, Barmettler & Brennan, P.C., Nebraska counsel for the Company, favorable opinions substantially in the form set forth in Annex 6-A and 6-B, respectively, addressed to the Purchasers, dated the effective date of this Amendment No. 4 and otherwise satisfactory in substance and form to the Purchasers.

                  4. INTENT OF PURCHASERS. Each Purchaser represents that (A) it is acquiring the shares of Common Stock and amended Warrants hereunder for its own account, not with a view to the distribution thereof or with any present intention of distributing or selling any of such shares or amended Warrants except in compliance with the Securities Act and any applicable state securities laws, PROVIDED that the disposition of each Purchaser's property shall at all times be within its control and (B) it is an "accredited investor" within the meaning of Rule 502 of the Securities Act.

                  5. RATIFICATION. Except as amended hereby, all of the provisions of the Note Agreement shall remain in full force and effect.

                  6. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.








                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

                  If the Purchasers are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter and return one of the same to the Company, whereupon this letter shall become a binding agreement between the Purchasers and the Company.

                                           Very truly yours,

                                           ECO SOIL SYSTEMS, INC.


                                           By:
                                              --------------------------
The foregoing Amendment is
hereby agreed to as of the
date hereof.

ALBION ALLIANCE MEZZANINE FUND, L.P.

By:  Albion Alliance LLC,
     its General Partner



         By:
            -------------------------
         Name:  Peter C. Gummeson
         Title: Senior Vice President


PARIBAS CAPITAL FUNDING LLC



By:
    -------------------------
Name:  Jeff Youle
Title: Managing Director